UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SUSSER HOLDINGS CORPORATION

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEWS RELEASE
Contacts:	Susser Holdings Corporation
Mary Sullivan, Chief Financial Officer
(361) 884-2463, msullivan@susser.com
Dennard — Lascar Associates, LLC
Anne Pearson, Senior Vice President
(210) 408-6321, apearson@dennardlascar.com

FOR IMMEDIATE

RELEASE

Susser Holdings Schedules Special Meeting of Stockholders for August 28

to Consider Merger Agreement with Energy Transfer Partners

CORPUS CHRISTI, Texas, July 30, 2014 - Susser Holdings Corporation (NYSE: SUSS) today announced it has set a date for a special meeting of its stockholders to consider and vote on the previously announced proposed acquisition of Susser Holdings by Energy Transfer Partners, L.P. (NYSE: ETP) and certain other matters.

The special meeting will be held on Thursday, August 28, 2014, at 10:00 a.m. Central Time at Susser’s corporate offices at 4525 Ayers St., Corpus Christi, Texas 78415. Susser Holdings stockholders of record as of July 22, 2014, are entitled to vote at the special meeting. The proposed acquisition is subject to approval by Susser’s stockholders and certain other customary closing conditions.

Under the terms of the merger agreement, which has been unanimously approved by the Boards of Directors of ETP and SUSS, stockholders of Susser Holdings will have the option to elect to receive either $80.25 in cash or 1.4506 ETP common units, or a combination of both, for each share held. The stockholder election is subject to proration to ensure that aggregate cash paid and common units issued will each represent 50% of the aggregate merger consideration.

Susser stockholders that wish to make an election with respect to the consideration to be received in the proposed merger with ETP must deliver a properly completed election form to Computershare by 5:00 p.m. Eastern Time on August 25, 2014 (the “Election Deadline”). Susser stockholders who hold their shares through a bank, broker or other nominee may have an election deadline earlier than the Election Deadline. These stockholders should carefully review any materials they receive from their bank, broker or other nominee to determine the election deadline applicable to them.

Susser Holdings Corporation is a third-generation family led business based in Corpus Christi, Texas that operates approximately 635 convenience stores in Texas, New Mexico and Oklahoma under the Stripes® and Sac-N-Pac™ banners. Restaurant service is available in approximately 405 of its stores, primarily under the proprietary Laredo Taco Company® brand. Susser Holdings also is majority owner and owns the general partner of Susser Petroleum Partners LP, which distributes approximately 1.6 billion gallons of motor fuel annually to Stripes® stores, independently operated consignment locations, convenience stores and retail fuel outlets operated by independent operators and other commercial customers in Texas, New Mexico, Oklahoma and Louisiana.

Additional Information about the Proposed Transaction and Where to Find It

This communication contains information about a proposed merger between Susser and ETP. In connection with the proposed merger, ETP has filed with the SEC, and the SEC declared effective on July 30, 2014, a registration statement on Form S-4, which includes Susser’s proxy statement as part of the proxy statement/prospectus, that provides details of the proposed merger and the attendant benefits and risks. This communication is not a substitute for the proxy statement/prospectus or any other document that Susser or ETP may file with the SEC or send to stockholders in connection with the proposed merger. Investors and security holders are urged to read the proxy statement/prospectus, and all other relevant documents filed with the SEC or sent to stockholders as they become available because they will contain important information about the proposed merger. Investors and stockholders will be able to obtain these materials and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, copies of the registration statement including the proxy statement/prospectus may be obtained free of charge by accessing ETP’s website at www.energytransfer.com by clicking on the “Investor Relations” link, or upon written request to Energy Transfer Partners, L.P., 3738 Oak Lawn Ave., Dallas, TX 75219, Attention: Investor Relations, or from Susser by accessing Susser’s website at www.susser.com or upon written request to Susser Holdings Corporation, 4525 Ayers St., Corpus Christi, TX, 78415, Attention: Investor Relations. Stockholders may also read and copy any reports, statements and other information filed by ETP or Susser with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

This communication does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, or a solicitation of any vote or approval.

Forward-Looking Statements

This news release contains “forward-looking statements” which may describe Susser’s objectives, expected results of operations, targets, plans, strategies, costs, anticipated capital expenditures, potential acquisitions, new store openings and/or new dealer locations, management’s expectations, beliefs or goals regarding the proposed transaction between Energy Transfer Partners, L.P. (ETP) and Susser, the expected timing of that transaction and the future financial and/or operating impact of that transaction-including the anticipated integration process and any related benefits, opportunities or synergies. These statements are based on current plans, expectations and projections and involve a number of risks and uncertainties that could cause actual results and events to vary materially, including but not limited to: competitive pressures from convenience stores, gasoline stations, other non-traditional retailers located in our markets and other wholesale fuel distributors; dangers inherent in storing and transporting motor fuel; pending or future consumer or other litigation or adverse publicity concerning food quality, food safety or other health concerns related to our restaurant facilities; inability to build or acquire and successfully integrate new stores; volatility in crude oil and wholesale petroleum costs; increasing consumer preferences for alternative motor fuels, or improvements in fuel efficiency; general economic, financial and political conditions; our dependence on our subsidiaries for cash flow generation, including SUSP, and our exposure to the business risks of SUSP by virtue of our controlling ownership interest; operational limitations imposed by our contractual arrangements with SUSP; our ability to comply with federal and state regulations including those related to alcohol, tobacco and environmental matters; wholesale cost increases of tobacco products or future legislation or campaigns to discourage smoking; costs associated with employee healthcare requirements; compliance with, or changes in, tax laws-including those impacting the tax treatment of SUSP; dependence on two principal suppliers for merchandise; dependence on suppliers for credit terms; seasonality; dependence on senior management and the ability to attract qualified employees; acts of war and terrorism; dependence on our information technology systems; severe weather; severe or unfavorable weather conditions; cross-border risks associated with the concentration of our stores in markets bordering Mexico; impairment of goodwill or indefinite lived assets; Susser and ETP’s ability to consummate the proposed transaction; the ability to obtain requisite regulatory or stockholder approvals or to satisfy other conditions precedent to the consummation of the transaction; successful development and execution of integration plans; ability to realize anticipated synergies or cost-savings and the potential impact of the transaction on employee, supplier, customer and competitor relationships; and other unforeseen factors.

For a full discussion of these and other risks and uncertainties, refer to the “Risk Factors” section of the Company’s most recently filed annual report on Form 10-K and subsequent quarterly filings. These forward-looking statements are based on and include our estimates as of the date hereof. Subsequent events and market developments could cause our estimates to change. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if new information becomes available, except as may be required by applicable law.